EXHIBIT 99.2

FNB BANKSHARES
102 MAIN STREET
BAR HARBOR, MAINE  04609

REVOCABLE PROXY
Special Meeting of Shareholders
__________________, 2004

This Proxy is solicited on behalf of the Board of Directors

The undersigned, as a holder of common stock of FNB Bankshares ("FNB"), hereby appoints Tony C. McKim and Ronald J. Wrobel, and each of them, as proxies of the undersigned, each with the full power to appoint his substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of FNB common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at the______________________________________, on _____________, ___, 2004, at
_____ a.m., Eastern Time, or any adjournment or postponement thereof.

This Proxy may be revoked at any time before it is exercised.

Shares of FNB common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the proposal to approve an Agreement and Plan of Merger, dated as of August 25, 2004, between FNB and First National Lincoln Corporation and "FOR" the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.


IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.




















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PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


FNB Bankshares                                 I plan to attend the meeting __
102 Main Street
Bar Harbor, Maine  04609

1. Proposal to approve an Agreement and Plan of Merger, dated as of August 25, 2004, between FNB Bankshares ("FNB") and First National Lincoln Corporation ("FNLC"), which sets forth the terms and conditions under which FNB will merge with and into FNLC.

FOR ___                AGAINST ___                ABSTAIN ___

2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR ___                AGAINST ___                ABSTAIN ___

3. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.

The Board of Directors of FNB recommends a vote "FOR" approval of the merger agreement and "FOR" approval of the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. Such votes are hereby solicited by the Board of Directors.

Dated:          ________________________________

Signature       ________________________________

Signature       ________________________________

Print name(s):  ________________________________


Important: Please sign your name exactly as it appears on the stock certificate. When shares are held as joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature. If a corporation or other entity, please sign with the entity's name by the President or other authorized person.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.












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